Exhibit 99.1

                PerkinElmer Announces Q3 2006 Results


    --  Revenue Growth of 7%; Health Sciences up 9%

    --  EPS from Continuing Operations of $.23; Cash EPS of $.30, up
        25%

    --  Cash Flow from Continuing Operations up 42%

    BOSTON--(BUSINESS WIRE)--Oct. 26, 2006--PerkinElmer, Inc. (NYSE:
PKI), a global leader in Health Sciences and Photonics markets, today reported GAAP earnings per share from continuing operations of $.23 on revenue of $386.9 million for the third quarter ended October 1, 2006. The third quarter 2006 results include intangibles amortization of $9.1 million, or approximately $.05 per share, and stock option expense of $3.1 million, or $.02 per share. The Company announced earnings per share from continuing operations excluding intangibles amortization and stock option expense, or Cash EPS, of $.30, which represents an increase of 25% over the third quarter of 2005 and exceeded the Company's forecasted range of $.27 to $.29.

    Third quarter 2006 revenue of $386.9 million increased 7% over the third quarter of 2005. Revenue growth was 9% in Life and Analytical Sciences and 2% in Optoelectronics compared to the same period last year. From an end market perspective, third quarter 2006 revenue from Health Sciences, which represented 83% of total revenues for the quarter, increased 9% over the same period of 2005. This increase was driven primarily by strong growth in genetic screening, medical imaging and service. Foreign exchange and acquisitions contributed 3% to third quarter 2006 revenue.

    "We were pleased to deliver a strong quarter of revenue and earnings growth driven by excellent performance in our key growth platforms," said Gregory L. Summe, Chairman and CEO of the Company. "We believe our ongoing investments in these platforms, both through acquisitions and internal spending, will continue to drive long-term growth. This quarter, for example, we introduced our new Clarus(R) gas chromatography line, which offers the world's fastest injection-to-injection time. We also completed the acquisition of NTD Laboratories, a market leader in first trimester prenatal risk assessment."

    GAAP operating profit during the third quarter of 2006 was $36.5 million. Third quarter 2006 operating profit excluding intangibles amortization of $9.1 million and stock option expense of $3.1 million was $48.7 million, or 12.6% as a percentage of revenue for the quarter.

    The Company generated cash flow from continuing operations of $26.0 million in the third quarter of 2006, up 42% over the same period last year.

    Financial Overview by Reporting Segment

    Life and Analytical Sciences reported revenue of $283.5 million for the third quarter of 2006, up 9% from revenue of $259.1 million in the third quarter of 2005, driven primarily by growth in the Company's genetic screening and service businesses, as well as sales traction from a range of new products.

    The segment's GAAP operating profit for the third quarter of 2006 was $25.3 million. Operating profit excluding intangibles amortization and stock option expense for the third quarter of 2006 was $34.7 million, or 12.2% as a percentage of revenue.

    Optoelectronics reported revenue of $103.4 million for the third quarter of 2006, up 2% from revenue of $100.9 million in the third quarter of 2005, driven primarily by revenue growth in imaging partially offset by a decline in specialty lighting revenue.

    The segment's GAAP operating profit was $20.1 million for the third quarter of 2006. The segment's operating profit excluding intangibles amortization and stock option expense for the third quarter of 2006 was $21.2 million, or 20.5% as a percentage of revenue.

    Financial Guidance

    For the fourth quarter of 2006, the Company projects GAAP earnings per share from continuing operations of between $.32 and $.34. The Company projects Cash EPS of between $.38 and $.40 for the fourth quarter of 2006.

    The Company will discuss its third quarter results in a conference call on October 26, 2006, at 5:30 p.m. Eastern Time (ET). To listen to the call live, please tune in to the webcast at the "Investor Corner" section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning at 7:30 p.m. ET, Thursday, October 26, 2006. The playback phone number is 617-801-6888 and the code number is 12230024.

    Use of Non-GAAP Financial Measures

    In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of revenue, revenue growth, operating profit, operating margin and earnings per share, in each case excluding, where appropriate, the impact of foreign exchange, the effects of acquisitions, intangibles amortization, stock option expense and tax benefits.

    -- When we refer in this earnings announcement to "revenue growth," other than on a GAAP basis, we are excluding the effects of foreign exchange and acquisitions on GAAP revenue.

    -- When we refer in this earnings announcement to "operating profit," other than on a GAAP basis, we are excluding the amortization of intangibles, stock option expense and restructuring charges or reversals from GAAP operating margin.

    -- When we refer in this earnings announcement to "operating margin," other than on a GAAP basis, we are excluding the amortization of intangibles, stock option expense and restructuring charges or reversals from GAAP operating margin.

    -- When we refer to "Cash EPS" or "earnings per share from continuing operations," other than on a GAAP basis, we are excluding the amortization of intangibles and stock option expense from GAAP earnings per share from continued operations.

    We exclude the impact of foreign exchange, the effects of acquisitions, intangibles amortization and stock option expense in calculating these non-GAAP measures because such items are outside of our ongoing core business operations.

    We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock option expenses. Our management uses both GAAP financial measures and non-GAAP financial measures to measure and forecast our core operating performance and to compare that performance to prior periods and to the performance of our competitors. Both GAAP and non-GAAP measures are also used by management in their financial and operating decision making.

    The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to, or a substitute for, results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock option expense, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock option programs. Reconciliations of the non-GAAP financial measures used in this earnings announcement to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this earnings announcement.

    Factors Affecting Future Performance

    This earnings announcement contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation:
(1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes;
(7) our ability to produce an adequate quantity of products to meet our customers' demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) economic, political and other risks associated with foreign operations; (11) our ability to retain key personnel; (12) restrictions in our credit agreement; (13) our ability to realize the full value of our intangible assets; and (14) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings announcement.

    Other Information

    Health Sciences end markets include genetic screening, environmental, service, biopharma, and medical imaging. Photonics markets include sensors and specialty lighting.

    PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.5 billion in 2005, has 8,000 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.



                  PerkinElmer, Inc. and Subsidiaries
                          INCOME STATEMENTS


                           Three Months Ended     Nine Months Ended
                           ------------------- -----------------------
 (In thousands, except per
  share data)              1-Oct-06  2-Oct-05   1-Oct-06    2-Oct-05
-------------------------- --------- --------- ----------- -----------

 Sales                     $386,917  $359,982  $1,119,372  $1,086,173

 Cost of Sales              230,976   209,700     670,155     636,479
 Research and Development
  Expenses                   24,762    21,676      72,640      66,349
 In-Process Research and
  Development Charge              -         -           -         194
 Selling, General and
  Administrative Expenses    94,664    87,900     277,172     277,437
 Gains on Dispositions            -      (461)     (1,505)        (64)
 Restructuring and
  Integration (Reversals)
  Charges, Net                    -         -        (290)     14,245
                            --------  -------- ----------- -----------

 Operating Income From
  Continuing Operations      36,515    41,167     101,200      91,533

 Extinguishment of Debt           -         -           -       6,210
 Interest Income             (1,919)     (489)     (7,654)     (1,778)
 Interest Expense             2,152     6,886       6,689      22,462
 Gains on Dispositions of
  Investments, Net             (980)     (400)     (1,913)     (5,844)
 Other Expense, Net             524        51       4,296         502
                            --------  -------- ----------- -----------

 Income From Continuing
  Operations Before Income
  Taxes                      36,738    35,119      99,782      69,981

 Provision for (Benefit
  from) Income Taxes          7,823     8,650      22,527      (2,652)
                            --------  -------- ----------- -----------

 Net Income From
  Continuing Operations      28,915    26,469      77,255      72,633

 Income (Loss) From
  Discontinued Operations,
  Net of Income Taxes             -     5,176      (1,025)     12,464
 Gain (Loss) on
  Disposition of
  Discontinued Operations,
  Net of Income Taxes           838       188       1,625      (4,537)
                            --------  -------- ----------- -----------

 Net Income                $ 29,753  $ 31,833  $   77,855  $   80,560
                            ========  ======== =========== ===========


 Diluted Earnings (Loss)
  Per Share:
 Continuing Operations     $   0.23  $   0.20  $     0.61  $     0.55

 Income (Loss) From
  Discontinued Operations,
  Net of Income Taxes             -      0.04       (0.01)       0.10
 Gain (Loss) on
  Disposition of
  Discontinued Operations,
  Net of Income Taxes          0.01         -        0.01       (0.03)
                            --------  -------- ----------- -----------

 Net Income                $   0.24  $   0.24  $     0.61  $     0.62
                            ========  ======== =========== ===========


Weighted Average Diluted
 Shares of Common Stock
 Outstanding                125,171   131,291     127,429     131,021


                ABOVE PREPARED IN ACCORDANCE WITH GAAP


Additional Supplemental
 Information:
(per share, continuing
 operations)

GAAP Diluted EPS from
 Continuing Operations     $   0.23      0.20
Amortization of Intangible
 Assets, Net of Income
 Taxes                         0.05      0.04
Stock Options, Net of Tax      0.02         -
                            --------  --------
Continuing Operations EPS
 excluding above items     $   0.30  $   0.24
                            ========  ========




                  PerkinElmer, Inc. and Subsidiaries
                  SALES AND OPERATING PROFIT (LOSS)


                            Three Months Ended     Nine Months Ended
                           --------------------- ---------------------
                           October 1, October 2, October 1, October 2,
(In thousands)                2006       2005       2006       2005
-------------------------- ---------- ---------- ---------- ----------

Life and
 Analytical
 Sciences    Sales        $  283,527 $  259,083 $  823,918 $  794,634
             OP$ reported     25,334     26,717     74,429     64,342
             OP% reported        8.9%      10.3%       9.0%       8.1%
             Amortization
              expense          8,410      6,529     22,302     19,643
             Stock option
              expense            968          -      2,325          -
             Restructuring
              charges              -          -      1,109     11,035
             OP$ adjusted     34,712     33,246    100,165     95,020
             OP% adjusted       12.2%      12.8%      12.2%      12.0%

Opto-
 electronics Sales           103,390    100,899    295,454    291,539
             OP$ reported     20,097     20,782     50,209     47,156
             OP% reported       19.4%      20.6%      17.0%      16.2%
             Amortization
              expense(a)         641        618      1,900      1,967
             Stock option
              expense            416          -      1,103          -
             Restructuring
              charges              -          -     (1,399)     3,210
             OP$ adjusted     21,154     21,400     51,813     52,333
             OP% adjusted       20.5%      21.2%      17.5%      18.0%

Other        OP$ reported     (8,916)    (6,332)   (23,438)   (19,965)
             Stock option
              expense          1,701          -      3,400          -
             OP$ adjusted     (7,215)    (6,332)   (20,038)   (19,965)


Continuing
 Operations  Sales        $  386,917 $  359,982 $1,119,372 $1,086,173
             OP$ reported     36,515     41,167    101,200     91,533
             OP% reported        9.4%      11.4%       9.0%       8.4%
             Amortization
              expense(a)       9,051      7,147     24,202     21,610
             Stock option
              expense          3,085          -      6,828          -
             Restructuring
              charges              -          -       (290)    14,245
                           ---------- ---------- ---------- ----------
             OP$ adjusted $   48,651 $   48,314 $  131,940 $  127,388
                           ========== ========== ========== ==========
             OP% adjusted       12.6%      13.4%      11.8%      11.7%



(a) Includes In-Process Research and Development Charge in the amount of $194 in Q1 2005.

 SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
                     CONSOLIDATED BALANCE SHEETS


                       October 1,    July 2,   January 1,  October 2,
                          2006        2006        2006        2005
                       ----------- ----------- ----------- -----------
                                       (In thousands)

Current assets:
Cash and cash
 equivalents             $207,074    $323,755    $502,264    $166,057
Accounts receivable,
 net                      253,189     233,449     250,844     245,855
Inventories               182,124     173,658     163,150     166,172
Other current assets       72,745      76,707      71,189      71,773
Current assets of
 discontinued
 operations                 1,090         854      11,442      59,443
                       ----------- ----------- ----------- -----------
Total current assets      716,222     808,423     998,889     709,300

Property, plant and
 equipment:
At cost                   517,611     507,642     484,453     486,093
Accumulated
 depreciation            (336,026)   (327,931)   (307,084)   (306,025)
                       ----------- ----------- ----------- -----------
Net property, plant and
 equipment                181,585     179,711     177,369     180,068
Marketable securities
 and investments            7,531       9,674       9,222       9,268
Intangible assets, net    410,417     383,406     375,419     378,767
Goodwill                1,103,352   1,066,542   1,026,201   1,027,872
Other assets               80,028      86,351      90,156      99,607
Long-term assets of
 discontinued
 operations                 1,654       1,455      16,205      88,819
                       ----------- ----------- ----------- -----------
Total assets           $2,500,789  $2,535,562  $2,693,461  $2,493,701
                       =========== =========== =========== ===========

Current liabilities:
Short-term debt            $1,142      $1,090      $1,131      $5,850
Accounts payable          142,644     130,014     146,971     127,158
Accrued restructuring
 and integration costs      8,607       9,797      11,242      10,754
Accrued expenses          278,969     276,135     324,954     250,349
Current liabilities of
 discontinued
 operations                   909         998      10,241      49,932
                       ----------- ----------- ----------- -----------
Total current
 liabilities              432,271     418,034     494,539     444,043

Long-term debt            201,133     199,187     243,282     268,390
Long-term liabilities     310,738     317,364     303,687     283,043
Long-term liabilities
 of discontinued
 operations                     -           -       1,440      12,120
                       ----------- ----------- ----------- -----------
Total liabilities         944,142     934,585   1,042,948   1,007,596

Commitments and
 contingencies

Total stockholders'
 equity                 1,556,647   1,600,977   1,650,513   1,486,105
                       ----------- ----------- ----------- -----------
Total liabilities and
 stockholders' equity  $2,500,789  $2,535,562  $2,693,461  $2,493,701
                       =========== =========== =========== ===========



                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Three Months Ended     Nine Months Ended
                           --------------------- ---------------------
                           October 1, October 2, October 1, October 2,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
                                         (In thousands)

Operating Activities:
  Net income               $  29,753  $  31,833  $  77,855  $  80,560
  (Income) loss from
   discontinued operations,
   net of income taxes             -     (5,176)     1,025    (12,464)
  (Gain) loss on
   disposition of
   discontinued operations,
   net of income taxes          (838)      (188)    (1,625)     4,537
                           ---------- ---------- ---------- ----------
  Net income from
   continuing operations      28,915     26,469     77,255     72,633
                           ---------- ---------- ---------- ----------
Adjustments to reconcile
 net income from continuing
 operations to net cash
 provided by continuing
 operations:
    Stock-based
     compensation              3,924        570     10,629      5,627
    Non-cash restructuring
     actions                       -          -       (290)    14,245
    Amortization of debt
     discount and issuance
     costs                        74        660        218      8,506
    Depreciation and
     amortization             17,531     16,839     50,937     51,117
    In-process research and
     development                   -          -          -        194
    Resolution of prior
     year tax contingencies        -          -          -    (27,772)
    Gains on dispositions,
     net                           -       (461)    (1,505)       (64)
    Gains on sales of
     investments, net           (980)      (400)    (1,913)    (5,844)
Changes in operating assets
 and liabilities:
       Accounts receivable   (14,870)    (6,883)    12,972     (2,658)
       Inventories            (6,745)       109    (13,264)    (2,186)
       Accounts payable       11,284      2,631     (9,976)     2,810
       Taxes paid on
        divestitures            (846)         -    (59,996)         -
       Accrued expenses and
        other                (12,290)   (21,197)   (21,852)    (6,741)
                           ---------- ---------- ---------- ----------
Net Cash Provided by
 Continuing Operations        25,997     18,337     43,215    109,867
                           ---------- ---------- ---------- ----------
Net Cash Provided by (Used
 in) Discontinued
 Operations                      691      4,896       (862)    13,651
                           ---------- ---------- ---------- ----------
Net Cash Provided by
 Operating Activities         26,688     23,233     42,353    123,518
                           ---------- ---------- ---------- ----------

Investing Activities:
  Capital expenditures        (9,551)    (6,641)   (30,999)   (16,199)
  Proceeds from disposition
   of property, plant and
   equipment, net                  -      3,135      7,085      9,393
  Proceeds from settlement
   of life insurance
   policies                    1,426          -      3,753          -
  Proceeds from disposition
   or settlement of
   investments, net            5,324        400     23,243      6,956
  Cash used related to
   acquisitions, net of
   cash acquired             (60,946)    (1,750)   (97,576)   (14,888)
                           ---------- ---------- ---------- ----------
Net Cash Used in Continuing
 Operations                  (63,747)    (4,856)   (94,494)   (14,738)
                           ---------- ---------- ---------- ----------
Net Cash Provided by (Used
 in) Discontinued
 Operations                      467     (7,556)       467     (9,547)
                           ---------- ---------- ---------- ----------
Net Cash Used in Investing
 Activities                  (63,280)   (12,412)   (94,027)   (24,285)
                           ---------- ---------- ---------- ----------

Financing Activities:
  Principal payments on
   debt                            -          -    (56,565)         -
  Prepayment of debt               -          -          -   (100,000)
  Premium on prepayment of
   senior subordinated debt        -          -          -     (4,125)
  Payment of debt issuance
   and tender costs                -          -       (741)         -
  Tax benefit from exercise
   of common stock options       367          -      3,998          -
  Decrease in other credit
   facilities                    (22)       (27)      (812)      (875)
  Proceeds from issuance of
   common stock for
   employee benefit plans        240      5,294     17,385      9,270
  Purchase of stock          (73,727)         -   (190,121)         -
  Cash dividends              (8,876)    (9,100)   (26,851)   (27,210)
                           ---------- ---------- ---------- ----------
Net Cash Used in Continuing
 Operations                  (82,018)    (3,833)  (253,707)  (122,940)
                           ---------- ---------- ---------- ----------
Net Cash Used in
 Discontinued Operations           -        (78)         -       (155)
                           ---------- ---------- ---------- ----------
Net Cash Used in Financing
 Activities                  (82,018)    (3,911)  (253,707)  (123,095)
                           ---------- ---------- ---------- ----------

Effect of Exchange Rate
 Changes on Cash and Cash
 Equivalents                   1,929        414     10,191     (7,594)
                           ---------- ---------- ---------- ----------

Net (Decrease) Increase in
 Cash and Cash Equivalents  (116,681)     7,324   (295,190)   (31,456)
Cash and Cash Equivalents
 at Beginning of Period      323,755    158,733    502,264    197,513
                           ---------- ---------- ---------- ----------
Cash and Cash Equivalents
 at End of Period          $ 207,074  $ 166,057  $ 207,074  $ 166,057
                           ========== ========== ========== ==========



                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES


                               PKI            LAS            Opto
Adjusted Operating Profit:  Q306  Q305    Q306  Q305     Q306   Q305
 GAAP Operating Profit     $36.5 $41.2   $25.3  $26.7    $20.1  $20.8
 Intangibles Amortization    9.1   7.1     8.4    6.5      0.6    0.6
 Stock Option Expense        3.1     -     1.0      -      0.4      -
                           ------------  -------------  --------------
Adjusted Operating Profit: $48.7 $48.3   $34.7  $33.2    $21.2  $21.4
                           ============  =============  ==============


                               PKI            LAS            Opto
Adjusted OP Margin:         Q306  Q305    Q306  Q305     Q306   Q305
GAAP Operating Margin        9.4% 11.4%    8.9%  10.3%    19.4%  20.6%
Intangibles Amortization     2.3%  2.0%    3.0%   2.5%     0.6%   0.6%
Stock Option Expense         0.8%  0.0%    0.3%   0.0%     0.4%   0.0%
                           ------------  -------------  --------------
Adjusted Operating Margin   12.6% 13.4%   12.2%  12.8%    20.5%  21.2%
                           ============  =============  ==============




                                    PKI                      PKI
Cash EPS:                    Q306       Q305                Q4 06
GAAP EPS                      $0.24       $0.24         $0.32 - $0.34
Discontinued Operations        0.01        0.04                     -
                           ---------------------        --------------
GAAP EPS from Continuing
 Operations                    0.23        0.20         $0.32 - $0.34
Intangibles Amortization       0.05        0.04                  0.05
Stock Option Expense           0.02           -                  0.01
                           ---------------------        --------------
 Cash EPS                     $0.30       $0.24         $0.38 - $0.40
                           =====================        ==============




                                      Q3 2006
Adjusted Revenue Growth:         LAS    Opto   PKI
Reported Revenue Growth              9%     2%    7%
Foreign Exchange                     2%     1%    2%
Acquisitions                         2%     0%    2%
                               ---------------------
Adjusted Revenue Growth              5%     1%    4%
                               =====================

    CONTACT: Investor Relations:
             PerkinElmer, Inc.
             Steven Delahunt, 781-431-4258
             or
             Media Contact:
             PerkinElmer, Inc.
             Kevin Lorenc, 781-431-4231